PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

CHECK THE APPROPRIATE BOX:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (under Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to SS. 240.14a-11(c) or SS. 240.14a-12

                               STANLY CAPITAL CORP
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEES (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:


         2)   Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         4)   Proposed maximum aggregate value of transaction:


         5)   Total fee paid:


[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:


         2)   Form, Schedule or Registration Statement No.:


         3)   Filing Party:


         4)   Date Filed: 3/31/97

                               STANLY CAPITAL CORP
                             167 NORTH SECOND STREET
                         ALBEMARLE, NORTH CAROLINA 28001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         NOTICE is hereby given that the Annual Meeting of Shareholders of Stanly Capital Corp (the "Company") will be held as follows:

                  PLACE:  Stanly County Agri-Civic Center
                          26032 Newt Road
                          Albemarle, North Carolina

                  DATE:   Tuesday, April 22, 1997

                  TIME:   6:00 p.m. - Dinner
                          7:30 p.m. - Business Meeting

         The purposes of the meeting are:

         1. To amend Article I of the Articles of Incorporation of Stanly Capital Corp in order to change the name of the Company from Stanly Capital Corp to "Uwharrie Capital Corp";

         2.  To elect seven directors of the Company;

         3. To ratify the appointment of Dixon, Odom & Co., L.L.P. as the Company's independent public accountants for 1997; and

         4. To transact such other business as may properly be presented for action at the meeting.

         YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Roger L. Dick
                                      ROGER L. DICK
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

MARCH 25, 1997

                               STANLY CAPITAL CORP

                             167 NORTH SECOND STREET
                         ALBEMARLE, NORTH CAROLINA 28001
                                 (704) 983-6181

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Stanly Capital Corp (the "Company") of appointments of proxy for use at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held on Tuesday, April 22, 1997, at 7:30 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company's proxy solicitation materials are first being mailed to shareholders on or about March 31, 1997. In this Proxy Statement, the Company's subsidiary bank, Bank of Stanly, is referred to as the "Bank".

VOTING OF PROXIES

         Persons named in the enclosed appointment of proxy as proxies (the "Proxies") to represent shareholders at the Annual Meeting are Roger L. Dick, Dawn L. Melton and Tamara M. Singletary. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted "FOR" the election of each of the seven nominees for director named in Proposal 2, and "FOR" Proposals 1 and 3. If, at or before the time of the Annual Meeting, any nominee named in Proposal 2 has become unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote in accordance with their best judgment.

RECORD DATE

         The close of business on March 7, 1997, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

VOTING SECURITIES

         The Company's voting securities are the shares of its common stock, par value $1.25 per share, of which 2,170,964 shares were issued and outstanding on February 28, 1997.

VOTING PROCEDURES; VOTES REQUIRED FOR APPROVAL

         At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

         In the election of directors, the seven nominees receiving the highest number of votes will be elected. For Proposals 1 and 3 to be approved, a majority of the shares represented in person and by proxy and entitled to vote at the Annual Meeting must be voted in favor of approval. Abstentions and broker nonvotes will have no effect in the voting at the Annual Meeting.

REVOCATION OF APPOINTMENT OF PROXY

         Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

EXPENSES OF SOLICITATION

         The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the Company's and the Bank's directors, officers and employees without additional compensation.

BENEFICIAL OWNERSHIP OF SECURITIES BY MANAGEMENT AND NOMINEES

         As of February 28, 1997, there were no persons who were known to management of the Company to beneficially own more than 5% of the Company's common stock. The following table lists the individual beneficial ownership of the Company's common stock as of February 28, 1997, by the Company's current directors and nominees for director, by the Company's executive officer named in the Summary Compensation Table below, and by all current directors, nominees and executive officers of the Company as a group.

 NAME OF                      AMOUNT AND NATURE OF
 BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1,2)  PERCENT OF CLASS (1)
 ----------------             --------------------------  --------------------
 William S. Aldridge, Jr.                 3,217                .15
 Cynthia H. Beane                         9,803                .45
 Joe S. Brooks                            3,738                .17
 Ronald T. Burleson                       7,493                .35
 Barton D. Burpeau, Jr.                   1,575                .07
 William F. Clayton                       2,180                .10
 John J. Earnhardt, Jr.                   1,150                .05
 G. Chad Efird                            8,607                .40
 W. Kermit Efird                         27,428               1.26
 James L. Harris                            286                .01
 Eric M. Johnsen, M.D.                   14,558                .67
 James F. Link, D.V.M.                      200                .01
 Jerry J. Long                            3,812                .18
 W. Chester Lowder                          786                .04
 James R. Mauney, Sr.                     8,557                .39
 Pamela S. Morton                           336                .02
 John P. Murray, M.D.                     6,346                .29
 Kent E. Newport                            429                .02
 Catherine A. Pickler                     1,074                .05
 George T. Reaves                         2,881               1.33
 A. James Russell                           574                .03
 B. A. Smith                              1,546                .07

 NAME OF                      AMOUNT AND NATURE OF
 BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1,2)  PERCENT OF CLASS (1)
 ----------------             --------------------------  --------------------

 Boyce E. Thompson                        4,471                .20
 Douglas V. Waddell                         384                .02
 Roger L. Dick                           13,122                .60
 All current directors,
 nominees for director and
 executive officers as a group
 (29 persons)                           169,686 (3)           7.69



(1) Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual and by the group as a whole are based on a total of 2,205,923 shares which equal to the shares currently outstanding plus the number of shares capable of being issued to that individual (if any) and to the group as a whole within 60 days upon the exercise of stock options held by that individual (if any) and by the group, respectively.

 (2) Includes shares over which the named individual shares voting and investment power as follows: Mr. Aldridge - 2,881 shares; Ms. Beane - 9,546 shares; Mr. Brooks - 3,538 shares; Mr. Burleson - 1,138 shares; Mr. Burpeau - 1,223 shares; Mr. C. Efird - 8,271 shares; Mr. K. Efird - 27,076 shares; Dr. Johnsen - 14,206 shares; Mr. Long - 3,363 shares; Mr. Lowder - 574 shares; Mr. Mauney - 6,829 shares; Dr. Murray - 5,563 shares; Mr. Newport - 224 shares; Mr. Russell - 174 shares; Mr. Thompson
        - 2,877 shares.

 (3) Includes a total of 29,626 shares as to which the persons included in the group exercise sole voting and investment power, and 105,101 shares as to which such power is shared. Also includes an aggregate of 34,959 shares which executive officers included in the group could purchase under currently exercisable stock options.

REPORTS OF CHANGES IN BENEFICIAL OWNERSHIP

         Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company's common stock. In November 1996, Richard E. Clayton, Sr., former Executive Vice President of the Bank, exercised stock options covering 26,324 shares of common stock following his resignation from the Bank and sold those shares on the same day, for which the required report was not filed by its due date. A report has been filed to cover such transaction.

               PROPOSAL 1: AMENDMENT OF ARTICLES OF INCORPORATION

            To better reflect the geographical area beyond Stanly County which the Company serves and to signify the Company's commitment to the vision and business opportunities within the new emerging economy of the Uwharrie Lakes region, the Board of Directors of the Company recommends to shareholders that
Article I of the Articles of Incorporation of Stanly Capital Corp be amended in order to change the name of the Company from Stanly Capital Corp to "Uwharrie Capital Corp".

           The text of Article I as proposed to be amended is as follows:

                      "The name of the corporation is Uwharrie Capital Corp
                       (herein referred to as the "Corporation")."

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM STANLY CAPITAL CORP TO "UWHARRIE CAPITAL CORP".

                        PROPOSAL 2: ELECTION OF DIRECTORS

NOMINEES

         The Company's Bylaws provide for a Board of Directors composed of 18 members divided into three classes, each consisting of six directors who are elected to terms of three years. Each year the terms of six directors expire and six persons are elected as directors for new three-year terms. Due to the death of Director Paul J. Cox, Cynthia H. Beane was appointed to serve on the Board of Directors in 1996 to fill the unexpired one-year term of Mr. Cox. The Board of Directors intends to nominate the seven persons named below for election by shareholders at the Annual Meeting as directors of the Company for the terms specified below or until their respective successors are duly elected and qualified. With the exception of Cynthia H. Beane who currently serves as a director of the Company, all of the nominees are new nominees. In order to continue to evenly stagger the terms of the directors on the Board of Directors, Ms. Beane has been nominated to serve a two-year term.



                      POSITIONS      YEAR IN WHICH
                        WITH         FIRST ELECTED/                PRINCIPAL OCCUPATION
NAME AND AGE           COMPANY     PROPOSED TERM EXPIRES          AND BUSINESS EXPERIENCE
                                                                     FOR PAST 5 YEARS

Cynthia H. Beane       Director        1996/1999         Cynthia H. Beane, CPA, Albemarle, NC
           (48)                                          (certified public accountant)
Joe S. Brooks          Nominee         ---/2000          Partner, Brothers Precision Tool Company,
           (47)                                          Albemarle, NC (tool and die shop)
Ronald T. Burleson     Nominee         ---/2000          Partner, Thurman Burleson & Sons Farm,
           (47)                                          Richfield, NC  (farming operation)
James F. Link, D.V.M.  Nominee         ---/2000          Veterinarian and Owner, North Stanly Animal
           (44)                                          Clinic, New London, NC
Kent E. Newport        Nominee         ---/2000          President, KDC, Inc. DBA Coy's Laundromat,
           (35)                                          Albemarle, NC (coin laundry and self-service
                                                         carwash)
George T. Reaves       Nominee         ---/2000          Retired, previously Vice President Traffic
           (69)                                          and Transportation, Collins & Aikman
                                                         Corporation, Albemarle, NC (manufacturer of
                                                         automotive fabrics, upholstery, yarns)
A. James Russell       Nominee         ---/2000          Construction Manager, J.T. Russell & Sons,
           (42)                                          Inc., Albemarle, NC (highway heavy utility
                                                         construction)

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

INCUMBENT DIRECTORS

         The Company's current Board of Directors includes 11 directors whose terms will continue after the Annual Meeting. The following table contains information about those 11 incumbent directors.


                                        YEAR IN WHICH
                           POSITIONS    FIRST ELECTED/                PRINCIPAL OCCUPATION
                             WITH        CURRENT TERM               AND BUSINESS EXPERIENCE
   NAME AND AGE             COMPANY       EXPIRES (1)                  FOR PAST 5 YEARS
-----------------------     -------      ------------      -----------------------------

William S. Aldridge, Jr.    Director      1993/1999         Manager, Secretary-Treasurer and co-
     (69)                                                   owner, Stanly Funeral Home, Inc.
                                                            Albemarle, NC
William F. Clayton          Director      1992/1998         Cost office supervisor for Aluminum
     (49)                                                   Company of America (ALCOA),  Badin, NC
                                                            (aluminum products manufacturer)
G. Chad Efird               Director      1993/1999         Retired; previously, Technical
     (74)                                                   Supervisor, Aluminum Company of
                                                            America (ALCOA), Badin, NC (aluminum
                                                            products manufacturer)
Jerry J. Long               Director      1992/1998         President, Secretary and co-owner, Long's
     (65)                                                   Diamond  Broker, Albemarle, NC (diamond
                                                            broker)
W. Chester Lowder           Director      1995/1999         Director of Field Services, North Carolina
     (48)                                                   Farm Bureau Federation, Raleigh, NC
                                                            (agricultural service agency); President,
                                                            Fork "L" Farm, Inc., Norwood, NC (farming
                                                            operation)
Pamela S. Morton            Director      1992/1998         Principal, Endy Elementary
     (44)                                                   School,  Albemarle, NC,
                                                            previously Personnel Director,
                                                            Stanly County Schools, Albemarle, NC
John P. Murray, M.D.        Director      1996/1998         Retired; previously, physician  and owner,
     (55)                                                   Albemarle Ear, Nose and Throat, Albemarle,
                                                            NC
Catherine A. Pickler        Director      1995/1998         Homemaker and community volunteer,
     (62)                                                   New London, NC
B. A. Smith                 Director      1996/1999         Retired, Stanfield, NC; previously, pilot
     (63)                                                   and Base Commander, United States Air Force
Boyce E. Thompson           Director      1992/1998         Treasurer, Stanly Fixtures Co.,
     (46)                                                   Inc., Norwood, NC (store
                                                            fixtures manufacturer)
Douglas V. Waddell          Director      1995/1999         Retired; previously, Manager, Sears
     (68)                                                   & Roebuck - Automotive Department,
                                                            Albemarle, NC (retail store)


(1) The year first elected indicates the year in which each individual was first elected a director of the Bank or the Company, as applicable, and does not reflect breaks in certain of the named individuals' tenures as directors of the Bank or the Company, as applicable.

DIRECTOR COMPENSATION

           For service during 1997, each director will be paid a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee.

         During 1994, the Company adopted a plan under which individual directors may elect each year to defer receipt of all or a designated portion of their fees for that year. Amounts so deferred earn interest at rates tied to market indices selected quarterly by the plan administrators, and such amounts become payable in the future (in a lump sum or annual installments) as specified by the director at the time of his or her deferral election. During 1996, Directors Lowder, K. Efird, Long and Thompson deferred compensation pursuant to such plan.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held 12 regular meetings and 3 special meetings during 1996. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served with the exception of Directors Johnsen, Lowder and Morton whose absences were due to prior business commitments.

         The Company's Board of Directors has several standing committees, including an Examining Committee, a Personnel Committee, a Compensation Committee and a Nominating Committee.

         The current members of the Examining Committee are Boyce E. Thompson - Chairman, William F. Clayton, James L. Harris, Jerry J. Long and John P. Murray,
M. D. The Examining Committee reviews the annual audit reports of the Company's independent auditors and the examination reports issued by bank regulatory agencies, and oversees the work of the Company's internal auditor. The Examining Committee met 11 times during 1996.

         The current members of the Personnel Committee are G. Chad Efird - Chairman, Pamela S. Morton, B.A. Smith and Douglas V. Waddell. The Personnel Committee is authorized to consider and make recommendations to the Board of Directors for action on matters pertaining to the compensation of employees (other than executive officers) of the Company and the Bank and to establish personnel policies for the Company and the Bank. The Personnel Committee did not meet during 1996. The Board of Directors has voted that, beginning in 1997, the Compensation Committee will also function as the Personnel Committee.

         The current members of the Compensation Committee are G. Chad Efird - Chairman, William F. Clayton, W. Chester Lowder, James R. Mauney, Pamela S. Morton, B.A. Smith, Jr. and Douglas V. Waddell. The Compensation Committee is authorized to consider and make recommendations to the Board of Directors for action on matters pertaining to the compensation of executive officers of the Company and the Bank. The Compensation Committee met two times during 1996.

         The current members of the Nominating Committee are Jerry J. Long - Chairman, William S. Aldridge, Jr., W. Kermit Efird, Eric M. Johnsen, M.D. and Pamela S. Morton. The Nominating Committee recommends candidates to the Company's Board of Directors for selection as nominees for election as directors of the Company. The Nominating Committee met two times during 1996. In making its recommendations, the Nominating Committee will consider candidates recommended by shareholders. Recommendations of nominee candidates by shareholders for the 1998 Annual Meeting should be submitted in writing to the Chief Executive Officer of the Company by September 30, 1997, and should be accompanied by a statement of each candidate's qualifications to serve as a director.

EXECUTIVE OFFICERS

         The following table contains information about the current executive officers of the Company and the Bank.


                                                                                   EMPLOYED
                                    CURRENT POSITIONS                               BY BANK
    NAME AND AGE                 WITH COMPANY AND/OR BANK                            SINCE
--------------------       --------------------------------                         --------

Roger L. Dick (45)         President and Chief Executive Officer of Company and Bank   1983
Jackie S. Jernigan (42)    Executive Vice President of Bank  (retail banking)          1983
Dawn L. Melton (36)        Executive Vice President of Company (technology)            1983
Tamara M. Singletary (37)  Executive Vice President of Company  (investor relations)   1983
Thomas H. Swaringen (53)   Executive Vice President of Bank (credit administration)    1990

         Effective April 14, 1997, Ron B. Davis will begin employment with the Bank as President. Roger Dick, President and Chief Executive Officer of the Company and the Bank, will remain President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.

EXECUTIVE COMPENSATION

         The following table shows, for 1996, 1995 and 1994, the compensation paid to or received or deferred by the Company's chief executive officer. No other current executive officer of the Company or the Bank received compensation for 1996 which exceeded $100,000.



                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                       LONG-TERM  COMPENSATION



                                                                                 AWARDS         PAYOUTS

                                                                 OTHER                                          ALL
                                                                ANNUAL    RESTRICTED                           OTHER
      NAME AND                                                  COMPEN-      STOCK      OPTIONS/  LTIP         COMPEN-
      PRINCIPAL                      SALARY       BONUS         SATION      AWARDS        SARS   PAYOUTS       SATION
       POSITION             YEAR     ($)(1)       ($)(2)        ($)(3)        ($)         (#)     ($)          ($)(4)
-----------------------     ----   ----------  ------------   ----------  -------       -------  --------     --------


Roger L. Dick, President    1996   $107,966      $5,398          -0-        -0-         63,703(5)   -0-       $6,802
and Chief Executive
Officer of the Company
and the Bank

                            1995     95,865       3,607          -0-        -0-          -0-        -0-        5,968


                            1994     95,104      3,571           -0-        -0-          -0-        -0-        6,028


(1) Includes amounts deferred at Mr. Dick's election pursuant to the Company's Section 401(k) savings plan.

(2) Includes all cash bonuses received for each year by Mr. Dick. At the end of each year the Company's Board of Directors may approve the payment of annual cash bonuses to individual officers based on the Company's results of operations and their individual performance during the year. The payment and amounts of any such bonuses are determined solely by the Company's Board of Directors. In addition to discretionary cash bonuses, during 1996 the Company maintained an incentive plan under which, at the end of each calendar quarter, each of certain officers and employees could receive a cash bonus (equal to 5.0% of their quarterly salary) if the Company's financial performance for that quarter equaled or exceeded budgeted amounts.

(3) In addition to compensation paid in cash, the Company's executive officers receive certain personal benefits. However, the aggregate value of non-cash benefits received by Mr. Dick during each year did not exceed 10% of cash compensation paid to him.

(4) Consists entirely of the Company's contributions on behalf of Mr. Dick to the Company's Section 401(k)savings plan.

(5) The number of shares covered by options increased to 65,614 as a result of a 3% stock dividend declared in December 1996.

STOCK OPTIONS

         The following table contains information with regard to grants of stock options during 1996 to Roger L. Dick, President and Chief Executive Officer of the Company and the Bank.



                           STOCK OPTION GRANTS IN 1996
                                INDIVIDUAL GRANTS

               Number of
               Securities
               Underlying       % of Options Granted
               Options           to Employees in      Exercise or Base
Name           Granted (#)(1)    Fiscal Year          Price ($) Per Share  Expiration Date
----           --------------   -------------------   -------------------  --------------


Roger L. Dick  63,703(2)        47%                    $6.00 (2)            4/15/06

(1) One-fifth of the options vest and become exercisable in each of the five years beginning April 15, 1997, assuming Mr. Dick remains employed by the Company. If Mr. Dick's employment terminates before the end of the vesting period, Mr. Dick may exercise vested options for varying periods after termination (depending on the manner of termination) in accordance with the plan.

(2) The number of shares covered by options increased to 65,614 and the exercise price decreased to $5.825 as a result of a 3% stock dividend declared in December 1996.

         The following table contains information with respect to stock options exercised during 1996, and held at December 31, 1996, by Roger L. Dick, President and Chief Executive Officer of the Company and the Bank.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES





                                                     NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                                                     OPTIONS/SARS AT FY-END                  AT FY-END
                                                               (#)                            ($)(2)

                          SHARES
                        ACQUIRED ON      VALUE
                         EXERCISE       REALIZED
     NAME                    (#)         ($)(1)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
---------------       ---------------- -----------  ------------    -------------    -----------     -------------


Roger L. Dick                 13,726    $33,313           -0-           65,614            -0-          $109,903



(1) Represents the aggregate fair market value on the date of exercise (based on an estimated market value of $6.00 per share) of shares acquired upon such exercise, minus the aggregate exercise or purchase price of those shares.

(2) Represents the aggregate fair market value at December 31, 1996 (based on an estimated market value of $7.50 per share) of shares underlying unexercised options held on that date, minus the aggregate exercise or purchase price of those shares.

TRANSACTIONS WITH MANAGEMENT

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of the Company's and the Bank's directors and executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

             PROPOSAL 3: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors has appointed the firm of Dixon, Odom & Co., L.L.P., Certified Public Accountants, as the Company's independent accountants for 1997, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting.

         A representative of Dixon, Odom & Co., L.L.P. is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

         On August 31, 1996, the Company discontinued the services of McGladry & Pullen, L.L.P. and engaged Dixon, Odom & Co., L.L.P. as the Company's independent certified public accountants. In connection with McGladry & Pullen's audits of the financial statements of the Company for the prior three fiscal years, there were no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of McGladry & Pullen, L.L.P., would have caused them to make reference to the subject of the disagreement in connection with their report. In addition, during these periods there was no adverse opinion or disclaimer of opinion or any modification of opinion as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DIXON, ODOM & CO., L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1997.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

                            PROPOSALS OF SHAREHOLDERS

         Any proposal of a shareholder which is intended to be presented at the Company's 1998 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than November 28, 1997, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting.

                             ADDITIONAL INFORMATION

         A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER'S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO JUDY H. MILLER SECRETARY, STANLY CAPITAL CORP, 167 NORTH SECOND STREET, ALBEMARLE, NORTH CAROLINA 28001.

                               STANLY CAPITAL CORP

                                      1996

                          ANNUAL REPORT TO SHAREHOLDERS

This page left blank intentionally.

                             DESCRIPTION OF BUSINESS

Stanly Capital Corp ("the Company") was incorporated under the laws of the State of North Carolina as a one bank holding company for Bank of Stanly ("the Bank"). The Company commenced operations on July 1, 1993. Bank of Stanly was incorporated under the laws of the State of North Carolina on September 28, 1983. It commenced operations on January 26, 1984.

Since commencement of operations, the Bank has engaged in retail and commercial banking business. The Bank has three banking offices in the city of Albemarle, one office in the town of Norwood, and one office in the town of Oakboro, Stanly County, North Carolina. The Bank conducts a general banking business through its five offices.

Its depository services include personal and commercial checking, savings, money market, certificates of deposit accounts and individual retirement accounts tailored to meet customers' needs. In addition to other commercial related products, a program called Business Manager(R) is offered to better serve our business community. Business Manager(R) is an accounts receivable billing system where commercial accounts receivable are purchased and serviced by the Bank. The Bank provides fixed and variable rate loans which include mortgage, home equity lines of credit, consumer and commercial loans, and other lines of credit for both consumer and commercial customers. The Bank also offers MasterCard(R) credit cards.

Another service offered through the Bank is a Visa(R) Check Card which functions as a point-of-sale (POS) and automated teller machine (ATM) card. Customers can use the Check Card for purchases at any merchant accepting Visa and at any ATM displaying the HONOR(R) and CIRRUS(R) networks regionally and worldwide, respectively. Other services include rental of safe deposit boxes, night depository, wire transfers, incoming and outgoing collection items, notary service, check safekeeping, and direct deposit.

The Bank has two wholly-owned subsidiaries. The Strategic Alliance Corporation is a broker-dealer through the National Association of Securities Dealers offering a full range of financial and investment planning services to Stanly County customers through its marketing division, BOS Financial. In addition, The Strategic Alliance Corporation offers services to clients outside Stanly County. BOS Agency, Inc. is a corporate entity that recognizes the risk management needs of customers and brings life insurance, long-term health care, medicare supplement and other insurance industry products to customers' financial portfolios.

At December 31, 1996, the Bank, through a joint venture agreement with another community bank, had a 50 percent ownership interest in Corporate Data Services, Inc., a company that provides operations and data processing services.

(Products offered through BOS Financial and The Strategic Alliance Corporation are not FDIC insured, are not obligations of Bank of Stanly, are not guaranteed by the Bank, and may involve investment risk, including the possible loss of principal.)

The Strategic Alliance Corporation
Member NASD/SIPC

                       STANLY CAPITAL CORP AND SUBSIDIARY

                              FINANCIAL HIGHLIGHTS


                                                                                                            Percent
 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)               1996                    1995                 Change
-------------------------------------------------------------------------------------------------------------------
      FOR THE YEAR:

      Net Income                                     $        1,025           $         781                   31.2
         Per share (1)                                          .47                     .36                   30.6
      Cash dividends paid                                       216                     190                   13.7
         Per share                                              .10                     .09                   11.1
      Average shares outstanding (1)                      2,183,342               2,199,550                   (.7)

-------------------------------------------------------------------------------------------------------------------
      AT YEAR-END:

      Total assets                                       $  133,876              $  120,839                   10.8
      Total earning assets                                  126,371                 114,208                   10.7
      Loans, net of unearned income                         100,852                  90,948                   10.9
      Total interest-bearing liabilities                    109,169                  98,885                   10.4
      Shareholders' equity                                   11,303                  10,913                    3.6
         Book value per share (1)                              5.20                    4.99                    4.2

-------------------------------------------------------------------------------------------------------------------
      AVERAGES FOR THE YEAR:

      Total assets                                       $  128,193              $  113,535                   12.9
      Total earning assets                                  121,548                 106,817                   13.8
      Loans, net of unearned income                          97,201                  82,630                   17.6
      Total interest-bearing liabilities                    104,919                  92,859                   13.0
      Shareholders' equity                                   11,123                  10,445                    6.5

-------------------------------------------------------------------------------------------------------------------
      FINANCIAL RATIOS (IN PERCENTAGE):

      Return on average assets                                  .80                     .69
      Return on average shareholders' equity                   9.22                    7.48
      Average equity to average assets                         8.68                    9.20
      Net interest margin (fully tax equivalent                4.70                    4.73
      basis)
      Allowance as % of loans                                  1.04                    1.07
      Allowance as % of nonperforming loans                     316                     542
      Allowance as % of nonperforming assets                    252                     368
      Nonperforming assets to loans                             .41                     .29
      Net charge-offs to average loans                          .06                     .03
      Dividend payout ratio                                   21.10                   24.28

-------------------------------------------------------------------------------------------------------------------

1) Net income per share, book value per share, weighted average shares outstanding and shares outstanding at year-end have been adjusted to reflect the 3% stock dividend issued in 1996.

                                                    * * * *

    MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

It is the philosophy of the Company to promote a strong local shareholder base; therefore, the Company's common stock is neither listed nor traded on a broker-dealer market. Management of the Company makes every reasonable effort to match willing buyers with willing sellers as they become known for the purpose of private negotiations for the purchase or sale of the Company's common stock. In addition, Stanly Capital Corp has adopted a program of on-going open market purchases of shares of the Company's stock. The combination of private trades and Company purchases has provided adequate liquidity for the investors of Stanly Capital Corp stock without the cost of brokerage fees.

Approximately 84,356 shares of stock were traded during 1996. During December of 1996 and 1995, the Company paid cash dividends of $.10 and $.09 per share, respectively, and issued a 3% stock dividend each year. As of December 31, 1996, Stanly Capital Corp had 1,612 shareholders of record.

                       (Logo of Dixon, Odom & Co., L.L.P.
                                 appears here)

                             DIXON, ODOM & CO., LLP
                          Certified Public Accountants

To the Shareholders and Board of Directors
Stanly Capital Corp

We have audited the accompanying consolidated balance sheet of Stanly Capital Corp and subsidiary (the "Company") as of December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stanly Capital Corp and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Dixon, Odom & Co., L.L.P.

High Point, North Carolina
January 20, 1997

                        (Logo of McGladrey & Pullen, LLP
                                  appears here)

                             McGLADREY & PULLEN, LLP
                             -----------------------
                  Certified Public Accountants and Consultants

                          INDEPENDENT AUDITOR'S REPORT

--------------------------------------------------------------------------------


                        INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Stanly Capital Corp
Albemarle, North Carolina

We have audited the consolidated balance sheet of Stanly Capital Corp and Subsidiary as of December 31, 1995 and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stanly Capital Corp and Subsidiary as of December 31, 1995, and the result of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Charlotte, North Carolina
January 17, 1996

                       STANLY CAPITAL CORP AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                                 1996                    1995
                                                                                 ----                    ----
    ASSETS

    Cash and due from banks                                                     $4,583,678             $ 3,307,786
    Due from banks, interest-bearing                                               299,494                 145,746
    Investment securities available for sale,
      at fair value                                                             25,220,437              23,113,769
    Loans                                                                      100,852,450              90,948,068
    Less allowance for loan losses                                               1,049,833                 975,475
                                                                            ---------------         ---------------
            Net loans                                                           99,802,617              89,972,593
    Premises and equipment, net                                                  2,117,249               2,097,302
    Interest receivable                                                            857,794                 865,806
    Other assets                                                                   994,318               1,335,908
                                                                            --------------          ---------------

           Total assets                                                      $ 133,875,587           $ 120,838,910
                                                                            ===============         ===============


    LIABILITIES

    Deposits

       Demand, noninterest-bearing                                          $   12,852,376          $   10,182,794
       Money market and NOW accounts                                            24,112,851              23,273,775
       Savings accounts                                                         27,706,578              24,493,506
       Time deposits, $100,000 and over                                          6,502,755               5,190,183
       Other time deposits                                                      33,424,904              32,653,680
                                                                            ---------------        ----------------
            Total deposits                                                     104,599,464              95,793,938
    Federal funds purchased and securities sold under
       repurchase agreements                                                     8,156,145               7,312,340
    Other short-term borrowed funds                                              3,000,000                       -
    Long-term debt                                                               6,265,660               5,962,212
    Interest payable                                                               176,042                 164,565
    Other liabilities                                                              374,871                 693,174
                                                                            ---------------        ----------------
            Total liabilities                                                  122,572,182             109,926,229

    Off balance sheet items, commitments and contingencies - Note 10

    SHAREHOLDERS' EQUITY
    Common stock, $1.25 par value
       6,000,000 shares authorized; shares issued and
       outstanding of 2,174,982 and 2,123,999, respectively                      2,718,728               2,654,999
    Additional paid-in capital                                                   4,593,661               4,376,560
    Undivided profits                                                            3,738,055               3,367,929
    Net unrealized gain on securities available
       for sale, net of related tax effect                                         252,961                513,193
                                                                            ---------------        ----------------
            Total shareholders' equity                                          11,303,405              10,912,681
                                                                            ---------------
                                                                                                   ================
            Total liabilities and shareholders' equity                       $ 133,875,587           $ 120,838,910
                                                                            ===============        ================



                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                       STANLY CAPITAL CORP AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                               1996                 1995
                                                                               ----                 ----
INTEREST INCOME

   Loans, including fees                                                    $ 8,551,597          $ 7,421,870
   Investment securities
     U. S. Treasury                                                             342,402              440,340
     U. S. Government agencies and corporations                                 700,636              633,859
     State and political subdivisions                                           349,680              354,157
     Other                                                                       52,633               46,600
   Short-term investments                                                        43,371               16,592
                                                                           -------------        -------------
        Total interest income                                                10,040,319            8,913,418
                                                                           -------------        -------------

INTEREST EXPENSE

   Time deposits, $100,000 and over                                             314,446              288,461
   Other interest-bearing deposits                                            3,371,130            3,036,683
   Federal funds purchased and securities sold under

      repurchase agreements                                                     345,622              290,027
   Other short-term borrowed funds                                               49,047               24,978
   Long-term debt                                                               431,176              411,186
                                                                           -------------
                                                                                                -------------
          Total interest expense                                              4,511,421            4,051,335
                                                                           -------------        -------------

NET INTEREST INCOME                                                           5,528,898            4,862,083
Provision for loan losses                                                       136,845               77,346
                                                                           -------------        -------------
Net interest income after provision for loan losses                           5,392,053            4,784,737
                                                                           -------------        -------------

NONINTEREST INCOME

   Service charges on deposit accounts                                          901,360              774,783
   Other service fees and commissions                                           390,854              354,063
   Gains on securities sold                                                      29,367               57,985
   Other income (expense)                                                        39,626              ( 4,141)
                                                                           -------------        -------------
          Total noninterest income                                            1,361,207            1,182,690
                                                                           -------------        -------------

NONINTEREST EXPENSE

   Salaries and employee benefits                                             2,542,272            2,266,308
   Net occupancy expense                                                        221,036              211,870
   Equipment expense                                                            432,837              411,023
   Data processing costs                                                        493,139              481,348
   Other operating expense                                                    1,587,867            1,617,462
                                                                           -------------        -------------
          Total noninterest expenses                                          5,277,151            4,988,011
                                                                           -------------        -------------

Income before income taxes                                                    1,476,109              979,416
Income taxes                                                                    450,720              198,357
                                                                           =============        =============
NET INCOME                                                                  $ 1,025,389          $   781,059
                                                                           =============        =============

Net income per common share                                                 $       .47          $       .36

Average shares outstanding                                                    2,183,342            2,199,550



                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                       STANLY CAPITAL CORP AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                      Additional                      Net Unrealized
                                           Common Stock                 Paid-in        Undivided      Gain (Loss) on
                                      Shares           Amount           Capital         Profits         Securities
                                      ------           ------         ----------       ---------      --------------

YEAR ENDED DECEMBER 31, 1995

Balance at beginning of year          2,144,134      $ 2,642,668      $ 4,376,183      $ 3,130,525      $ (425,634)

Net income                                    -                -                -          781,059               -

Common stock issued pursuant to:

    3% stock dividend                    61,465           76,831          277,207         (354,038)              -

    Stock options exercised              32,123           40,154           49,338                -               -

Repurchases of common stock             (83,723)        (104,654)        (374,968)               -               -

Dividends  paid - $.09 per share              -               -                -          (189,617)              -

Increase in investment in
   unconsolidated subsidiary                  -               -            48,800                                -
                                              -                                                  -

Net increase in fair value of
    securities available for sale             -               -                 -                -          938,827
                                   =============    =============     ============    =============    =============

Balance at end of year                2,123,999      $ 2,654,999      $ 4,376,560      $ 3,367,929      $   513,193
                                   =============    =============     ============    =============    =============


YEAR ENDED DECEMBER 31, 1996

Balance at beginning of year          2,123,999      $ 2,654,999      $ 4,376,560      $ 3,367,929      $   513,193

Net income                                    -                -                -        1,025,389                -

Common stock issued pursuant to:

    3% stock dividend                    62,698           78,372          360,514         (438,886)               -

    Stock options exercised              42,850           53,563          140,270                -                -

Repurchases of common stock             (54,565)         (68,206)        (283,683)

Dividends  paid - $.10 per share              -                -                -         (216,377)               -

Net decrease in fair value of
   securities available for sale              -                -                -                -         (260,232)
                                   -------------    -------------     ------------    -------------    -------------

Balance at end of year                2,174,982      $ 2,718,728      $ 4,593,661      $ 3,738,055      $   252,961
                                   =============    =============     ============    =============    =============

                                  The accompanying notes are an integral part of
                                   the consolidated financial statements.

                       STANLY CAPITAL CORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                         1996                 1995
                                                                                         ----                 ----
OPERATING ACTIVITIES

  Net income                                                                      $  1,025,389         $    781,059
  Adjustments to reconcile net income to net cash  provided by operations:
      Depreciation                                                                     235,280              212,378
      Accretion of security premiums                                                   (17,959)             (39,471)
      Provision for loan losses                                                        136,845               77,346
      Deferred income tax expense                                                      158,716               96,686
      Gain on sale of securities available for sale, net                               (29,367)             (57,985)
      Loss on disposals of premises and equipment                                       14,752                4,098
      (Gain) loss on sale of foreclosed properties                                      (6,779)              31,393
   Net change in interest receivable                                                     8,012              (54,395)
   Net change in other assets                                                           20,327              743,057
   Net change in interest payable                                                       11,477               17,044
   Net change in accrued and other liabilities                                          11,463              232,372
                                                                                  ---------------      ---------------
      Net cash provided by operating activities                                      1,568,156            2,043,582
                                                                                  ---------------      ---------------
INVESTING ACTIVITIES

   Proceeds from sales of securities available for sale                              7,198,862            7,652,006
   Proceeds from maturities of securities available for sale                           317,821            2,150,000
   Purchase of securities available for sale                                       (10,003,476)          (7,895,654)
   Net increase in loans made to customers                                         (10,090,781)         (10,734,869)
   Purchase of premises and equipment                                                 (269,979)            (229,779)
   Proceeds from sale of foreclosed properties                                         130,691               24,900
                                                                                  ---------------      ---------------
      Net cash used by investing activities                                        (12,716,862)          (9,033,396)
                                                                                  ---------------      ---------------
FINANCING ACTIVITIES

  Net increase in deposit accounts                                                   8,805,526             2,558,931
  Net increase (decrease) in federal funds purchased                                (2,850,000)              550,000
  Net increase in securities sold under repurchase agreements                        3,693,805             4,462,339
  Proceeds from long-term advances from Federal Home Loan Bank                       2,000,000                      -
  Repayment of long-term advances from Federal Home Loan Bank                       (1,696,552)             (624,138)
  Net proceeds from short-term advances from Federal Home Loan Bank                  3,000,000                      -
  Repurchases of common stock                                                         (351,889)             (479,622)
  Proceeds from issuance of common stock                                               193,833                89,492
  Dividends paid                                                                      (216,377)             (189,617)
                                                                                  ---------------
                                                                                                       ---------------
     Net cash provided by financing activities                                      12,578,346             6,367,385
                                                                                  ---------------      ---------------

 INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    1,429,640              (622,429)
  Cash and cash equivalents at beginning of year                                     3,453,532             4,075,961
                                                                                  ===============      ===============
  Cash and cash equivalents at end of year                                        $  4,883,172         $   3,453,532
                                                                                  ===============      ===============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  Interest paid                                                                   $  4,499,944         $   4,034,292
  Income taxes paid                                                                    457,000                 6,000

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

  Foreclosure of collateral in partial satisfaction of debt                            123,912                     -
  Increase (decrease) in fair value of securities available for sale, net of
    deferred taxes (benefit); 1996 - $(167,219), 1995 - $603,268                      (260,232)              938,827
  Increase in investment accounted for using the equity method, net of
     deferred tax of $31,200                                                                 -                48,000
  Stock dividends 1996 - 62,698 shares; 1995 - 61,465 shares                           438,886               354,038

                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  ------------

NOTE  1  -  SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Stanly Capital Corp ("the Company") was incorporated under North Carolina law for the purpose of becoming the holding company for Bank of Stanly ("the Bank"). Regulatory approval was initially sought in March 1993, and was subsequently received. On July 1,1993, the Bank became a wholly-owned subsidiary of the Company whereby the common stock of the Bank was deemed shares of the Company.

Bank of Stanly was incorporated on September 28, 1983, under the laws of the State of North Carolina and began operations on January 26, 1984, in Albemarle, North Carolina. Deposits with the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC"); thus, the Bank is under regulation of both the FDIC and the North Carolina State Banking Commission. Through its five branch locations in Stanly County, the Bank provides a wide range of deposit accounts, commercial, consumer, home equity and residential mortgage loans, safe deposit boxes and automated banking.

In 1987, the Bank established a wholly-owned subsidiary, BOS Agency, Inc. ("BOS Agency"), which engages in investment and insurance product sales. In 1989, the Bank established a second wholly-owned subsidiary, BOS Financial Corporation, for the purpose of conducting business as a broker/dealer in securities. During 1993, BOS Financial Corporation changed its name to The Strategic Alliance Corporation ("Strategic Alliance") and was licensed as a broker/dealer by the National Association of Securities Dealers.

Basis of Financial Statement Presentation

The accounting and reporting policies of the Bank conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Bank and its wholly-owned subsidiaries, BOS Agency and Strategic Alliance. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. The Bank has available lines of credit for federal funds in the amount of $9,000,000. From time to time, the Bank may have deposits in excess of insurance coverage at other institutions.

Securities Held To Maturity

Securities classified as held to maturity are debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. Based on the Company's financial position and liquidity, management believes the Company has the ability to hold these securities for the foreseeable future.

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  ------------

NOTE  1  -  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Securities Available For Sale

Securities classified as available for sale are those debt and equity securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital consideration, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in shareholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

Loans

Loans are stated at the amount of unpaid principal, reduced by unearned fees and an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The accrual of interest is discontinued on loans (1) which are past due ninety days or more if collateral is inadequate to cover principal and interest, or (2) immediately if management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection is doubtful. Upon such discontinuance, all unpaid accrued interest is reversed.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operations and reduced by net charge-offs. The Company makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

The Company adopted FASB Statement No. 114, "Accounting by Creditors for Impairment of a Loan," and FASB Statement No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," during the three-month period ended September 30, 1995. FASB Statements No. 114 and No. 118 were effective as of January 1, 1995 for the Company. FASB Statement No. 114 requires all creditors to measure the impairment of a loan based upon the present value of the loan's future cash flows discounted using the loan's effective interest rate. The loan can also be valued at its fair value or the market price of its underlying collateral if the loan is primarily collateral dependent. FASB Statement No. 118 amended FASB Statement No. 114 by adding disclosure requirements for impaired loans and it permits greater latitude in the manner in which income on impaired loans may be recognized as long as the creditor's policies are disclosed.

FASB Statement No. 114 does not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment and, therefore, did not have an effect on the Company's reporting for impaired loans since the majority of the Company's loans, consisting of residential first mortgages, residential construction loans, home equity loans, and consumer loans, are collectively assessed, and the Company's possible impaired loans, all of which have the primary risk characteristic of being delinquent 90 days or more, are collateral dependent, and the fair value of such collateral has been assessed to be in excess of the carrying basis in such loans. Loans are charged off when management determines collectibility of principal and accrued interest unlikely. No loans were deemed impaired at December 31, 1996, and there is no specific FASB Statement No. 114 allowance associated with the portfolio.

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   -----------

NOTE  1  -  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreclosed Property

Property acquired through foreclosure or other proceedings is initially recorded at fair value upon foreclosure establishing a new cost basis. After foreclosure, valuations are performed and the foreclosed property is adjusted to the lower of cost or fair market value of the properties less costs to sell. Any write-down at the time of transfer to foreclosed properties is charged to the allowance for loan losses. Subsequent write-downs are charged to other expenses. Property is evaluated regularly to ensure that the recorded amount is supported by its current fair market value.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Land is carried at cost. Additions and major replacements or betterments which extend the useful lives of premises and equipment are capitalized. Maintenance, repairs and minor improvements are expensed as incurred. Depreciation is computed principally by the straight-line method over estimated useful lives, except in the case of leasehold improvements, which are amortized over the term of the leases, if shorter. Useful lives range from five years for furniture and fixtures to ten to thirty years for leasehold improvements and buildings, respectively. Upon retirement or other disposition of the assets, the cost and the related accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (see Note 13). Since the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, it has elected only to comply with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied. (See
Note 13.)

Income Taxes

The Company and its subsidiaries file a consolidated Federal income tax return and separate North Carolina income tax returns. The provision for income taxes in the accompanying financial statements is provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments

Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   -----------

NOTE  1  -  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certainfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying market value nor liquidation value of the Company.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

    CARRYING AMOUNTS APPROXIMATE FAIR VALUES for the following instruments:

      Cash and cash equivalents
      Accrued interest receivable and payable
      Variable rate loans that reprice frequently where no significant change in credit risk has occurred
      Variable rate money market, demand, NOW and savings accounts
      Variable rate time deposits
      Federal funds purchased and securities sold under repurchase agreements Short-term borrowed funds

    QUOTED MARKET PRICES, where available, or if not available, based on quoted market prices of comparable instruments for the following:

      Securities available for sale

    DISCOUNTED CASH FLOWS using interest rates currently being offered on instruments with similar terms and with similar credit quality:

      Long-term debt
      All loans, except variable rate loans described above
      Fixed rate time deposits

Earnings per Common Share

Earnings per common share is calculated on the basis of the weighted average number of common shares outstanding retroactively restated to reflect the 3% stock dividend effective in December 1996 and 1995. Common stock equivalents in the form of outstanding stock options have not been included in the computation of earnings per common share since the dilutive effect is insignificant. As a result of the reorganization and merger, all of the shares of the Bank were deemed to be shares of the Company. All common stock transactions subsequent to the reorganization and merger have resulted in Stanly Capital Corp shares being issued.

Investment in Joint Venture

During 1992, the Company entered into a joint venture agreement to form Corporate Data Services, Inc. ("CDS"), a company that provides operations and data processing services for community banks. The Company had a 50% ownership interest at December 31, 1996 and 1995. The Company utilizes the equity method to account for its ownership in the joint venture.

--------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   -----------

NOTE  2  -  SECURITIES

Carrying amounts and fair values of securities available for sale are summarized below:

                                              --------------- -- -------------- -- --------------- -- ----------------
                                                                     Gross             Gross             Estimated
                                                Amortized         Unrealized         Unrealized           Market
December 31, 1996                                  Cost              Gains             Losses              Value
-----------------                             --------------- -- -------------- -- --------------- -- ----------------

U.S. Treasury securities                      $    3,980,298            18,860                -             3,999,158
U.S. Government agencies and
  corporations                                     2,005,132             -                 18,412           1,986,720
State and political subdivisions                   5,490,780           328,619                -             5,819,399
Mortgage-backed securities                        12,025,046            78,766                -            12,103,812
                                              ---------------    --------------    ---------------    ----------------
  Total debt securities                           23,501,256           426,245             18,412          23,909,089
FHLB and other stock                               1,303,673             7,675               -              1,311,348
                                              ---------------    --------------    ---------------    ----------------
Total securities available for sale           $   24,804,929     $     433,920     $       18,412     $    25,220,437
                                              ===============    ==============    ===============    ================

                                              --------------- -- -------------- -- --------------- -- ----------------
                                                                     Gross             Gross             Estimated
                                                Amortized         Unrealized         Unrealized           Market
December 31, 1995                                  Cost              Gains             Losses              Value
-----------------                             --------------- -- -------------- -- --------------- -- ----------------
U.S. Treasury securities                      $    7,009,344     $      94,396      $        -        $     7,103,740
U.S. Government agencies and
  corporations                                     2,008,229             8,801               -              2,017,030
State and political subdivisions                   5,749,305           445,545               -              6,194,850
Mortgage-backed securities                         7,018,807           290,367               -              7,309,174
                                              ---------------    --------------    ---------------    ----------------
  Total debt securities                           21,785,685           839,109               -             22,624,794
FHLB and other stock                                 485,125             3,850               -                488,975
                                              ---------------    --------------    ---------------    ----------------
Total securities available for sale           $   22,270,810     $     842,959     $         -        $    23,113,769
                                              ===============    ==============    ===============    ================

At December 31, 1996 and 1995, there were no debt securities being held to maturity.

An analysis of the unrealized holding gain (loss) and the related income tax effect for the years ended December 31, 1996 and 1995 is as follows:

                                                                                             Net Increase
                                                Unrealized        Deferred Income Tax        (Decrease) in
                                           Holding Gain (Loss)     Asset (Liability)       Stockholders' Equity
                                           -------------------    --------------------     --------------------
   Balance, December 31, 1994               $    (699,136)         $     273,502            $    (425,634)
   Increase in valuation allowance              1,542,095               (603,268)                 938,827
                                            -----------------      -----------------         ----------------
   Balance, December 31, 1995                     842,959               (329,766)                 513,193
   Decrease in valuation allowance               (427,451)               167,219                 (260,232)
                                            =================      =================         ================
   Balance, December 31, 1996               $     415,508          $    (162,547)            $    252,961
                                            =================      =================         ================

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   -----------

         NOTE  2 -  SECURITIES (CONTINUED)

The amortized cost and fair value of debt securities available for sale at December 31, 1996, by contractual maturities, are as follows:

                                                      After             After
                                    In One           One Year        Five Years           After
                                     Year            Through           Through             Ten
Amortized Cost                      or Less         Five Years        Ten Years           Years            Total
--------------                   --------------    -------------    --------------    -------------
U.S. Treasury                     $      -          $     -         $   3,980,298     $       -         $  3,980,298
U.S. Agency                          1,000,274                          1,004,858             -            2,005,132
State and political                     50,289          250,202           883,755         4,306,657        5,490,780
Mortgage-backed securities             146,314          452,435         1,006,987        10,419,310       12,025,046
                                 --------------    -------------    --------------    --------------   --------------
Total                             $  1,196,754      $   702,637     $   6,875,898     $  14,725,967     $ 23,501,256
                                 ==============    =============    ==============    ==============   ==============

Fair Value

U.S. Treasury                      $     -          $     -         $   3,999,158     $       -         $  3,999,158
U.S. Agency                          1,002,500            -               984,220             -            1,986,720
State and political                     50,289          252,272           941,921         4,574,917        5,819,399
Mortgage-backed securities             146,969          451,950         1,051,777        10,453,116       12,103,812
                                 --------------    -------------    --------------    --------------   --------------
Total                             $  1,199,758      $   704,222     $   6,977,076      $ 15,028,033      $ 23,909,089
                                 ==============    =============    ==============    ==============   ==============


                                                      After             After
Weighted                            In One           One Year        Five Years           After
Average                              Year            Through           Through             Ten
Percentage Yields                  or Less         Five Years        Ten Years           Years          Total
-----------------               --------------    -------------    --------------    -------------  ----------------
U.S. Treasury                         - %               - %            6.40%               - %            6.40%
U.S. Agency                         7.49                -              5.85                -              6.68
State and political                 7.69             10.18             9.45              9.27             9.32
Mortgage-backed  securities         6.70              6.00             6.28              6.70             6.67
                               ----------------  ---------------- ----------------  ---------------- ----------------
Total                               7.40%             7.50%            6.72%             7.48%            7.26%
                               ================  ================ ================  ================ ================

(1) Yield on tax exempt bonds computed on a tax-equivalent basis.

Results from sales of securities available for sale for the years ended December 31, 1996 and 1995 are as follows:

                                                                       1996               1995
                                                                       ----               ----
         Gross proceeds from sales                                 $ 7,198,862       $  7,652,006
                                                                  ===============    ===============

         Realized gains from sales                                 $    41,098       $     60,656
         Realized losses from sales                                    (11,731)            (2,671)
                                                                  ---------------    ---------------
         Net realized gains                                        $    29,367       $     57,985
                                                                  ===============    ===============

At December 31, 1996 and 1995, securities available for sale with a carrying amount of $10,863,459 and $14,310,840, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

--------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   -----------

NOTE  3  -  LOANS

The composition of net loans as of December 31, 1996 and 1995 is as follows:

                                                                        1996                 1995
                                                                        ----                 ----

           Commercial                                                $ 13,647,142         $ 11,976,105
           Real estate - construction                                   3,716,121            3,096,589
           Real estate - consumer and commercial mortgage              72,522,068           65,588,457
           Consumer                                                    10,889,647           10,251,675
           Other                                                          112,378               50,995
                                                                   ---------------      ---------------
                                                                      100,887,356           90,963,821
           Deduct:
           Allowance for loan losses                                  (1,049,833)             (975,475)
           Unearned net loan fees
                                                                         (34,906)              (15,753)
                                                                   ---------------      ---------------

           Loans, net                                                $ 99,802,617         $ 89,972,593
                                                                   ===============      ===============

Although the Bank's loan portfolio is diversified, there is a concentration of mortgage real estate loans, primarily one to four family residential mortgage loans, which represent about one-half of the total loan portfolio. Commercial loans, secured primarily by real estate, to finance manufacturing buildings, shopping center locations, commercial buildings and equipment comprise about one-fifth of total loan dollars. There is not a concentration of a particular type of credit in this group of commercial loans.

An analysis of fixed-rate loan maturities and repricing frequencies of variable-rate loans as of December 31, 1996 follows:

Fixed-rate loans with a maturity of:
         Three months or less                                                          $      2,012,814
         Over three months through twelve months                                              4,336,642
         Over one year through five years                                                    16,357,497
         Over five years                                                                     18,124,674
                                                                                        ----------------
         Total fixed-rate loans                                                              40,831,627
                                                                                        ----------------
Variable-rate loans with a repricing frequency of:
         Quarterly or more frequently                                                        57,261,736
         Annually or more frequently, but less frequently than quarterly                      1,954,164
         Every five years or more frequently, but less frequently than annually                 804,923
         Less frequently than every five years                                                     -
                                                                                        ----------------
         Total variable-rate loans                                                           60,020,823
                                                                                        ----------------
         Total loans                                                                     $  100,852,450
                                                                                        ================

Nonaccruing loans totaled $331,738 and $180,070 at December 31, 1996 and 1995, respectively, which had the effect of reducing net income $14,815 in 1996 and $12,457 in 1995. When loans exceed 90 days past due, they are placed in nonaccrual status. At December 31, 1996 and 1995, loans past due 90 days totaled $57,000 and $63,000, respectively.

The Company's loan policies are written to address each lending category, specifically related to loan-to-value ratios and collateralization methods. This takes into consideration economic and credit risk of lending areas and customers associated with each category.

--------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   -----------

NOTE  4  -  ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the years ended December 31, 1996 and 1995 are listed below:


                                                                            1996               1995
                                                                            ----               ----
         Balance, beginning of year                               $      975,475     $      922,409
                                                                  ---------------    ---------------
         Charge offs:
           Commercial                                                      2,200                  -
           Real estate                                                    13,000                  -
           Consumer                                                       60,425             60,063
                                                                  ---------------    ---------------
               Total charge-offs                                          75,625             60,063
                                                                  ---------------    ---------------
         Recoveries:
           Commercial                                                          -              1,000
           Real estate                                                         -              6,000
           Consumer                                                       13,138             28,783
                                                                  ---------------    ---------------
               Total recoveries                                           13,138             35,783
                                                                  ---------------    ---------------
               Net charge-offs                                            62,487             24,280
         Provision charged against income                                136,845             77,346
                                                                  ---------------    ---------------
         Balance, end of year                                     $    1,049,833     $      975,475
                                                                  ===============    ===============

Ratios relative to the allowance for loan losses, nonperforming loans and net charge-offs for the years ended December 31, 1996 and 1995 are reflected below:


                                                                         1996               1995
                                                                         ----               ----
         Allowance for loan losses to total loans                        1.04%               1.07%
         Allowance for loan losses to non-performing loans              316.5               541.7
         Nonperforming loans to average loans                             .34                 .22
         Net charge-offs to gross loans outstanding                       .06                 .03

The method used for rating the loan portfolio provides for early detection of problem loans and an adequate loan loss provision is established quarterly for loans considered to be loss, doubtful and substandard. This identification process begins with loans previously identified by examiners and also includes loans from management's assessment of credit reviews, payment history, loan to value ratio and weakness in credit. Changes in the ratio of the allowance for loans losses to total loans and nonperforming loans reflects this assessment.

The allocation of the allowance for loan losses applicable to each category of loans at December 31, 1996 and 1995 is presented below:

                                                      1996                                    1995
                                      -----------------------------------     --------------------------------------
                                                            Percent of                               Percent of
                                                          Each Category                            Each Category
                                              Amount     to Total Loans               Amount       to Total Loans
                                           -----------  -----------------           -----------    -----------------
         Commercial                      $    44,932               14%            $     26,764              13%
         Real estate - construction                -                4%                       -               3%
         Real estate - mortgage              212,780               72%                 262,288              72%
         Consumer                              6,002               10%                  14,715              12%
         Unallocated                         786,119               N/A                 671,708              N/A
                                        -------------       -----------           -------------       ----------
 Total                                   $ 1,049,833              100%            $    975,475             100%
                                        =============       ===========           =============       ==========

--------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------

NOTE  5 -  PREMISES AND EQUIPMENT

The major classes of premises and equipment and the total accumulated depreciation at December 31, 1996 and 1995 are listed below:

                                                  1996            1995
                                                  ----            ----
         Land                                 $     341,686   $     341,686
         Buildings and improvements               1,865,538       1,798,120
         Furniture and equipment                  1,616,309       1,575,032
                                             ---------------  --------------
                                                  3,823,533       3,714,838
         Less accumulated depreciation            1,706,284       1,617,536
                                             ---------------  --------------
                                               $  2,117,249    $  2,097,302
                                             ===============  ==============


--------------------------------------------------------------------------------

NOTE  6  -  DEPOSITS

The composition of deposits at December 31, 1996 and 1995 is as follows:

                                           1996                 1995
                                           ----                 ----
  Demand deposits                     $   12,852,376  12%  $   10,182,794   11%
  Money market and NOW accounts           24,112,851  23       23,273,775   24
  Savings                                 27,706,578  27       24,493,506   26
  Time deposits, $100,000 and over         6,502,755   6        5,190,183    5
  Other time deposits                     33,424,904  32       32,653,680   34
                                     ---------------      ----------------
                                       $ 104,599,464 100%  $   95,793,938  100%
                                     ===============      ================

The maturities of fixed-rate time deposits at December 31, 1996 are reflected in the table below.

                                      Time Deposits               Other
                                    $100,000 and Over         Time Deposits

                                  ----------------------      ---------------
      Remaining Maturities

      Three months or less           $     2,370,846         $    11,915,959
      Three through twelve months          3,442,978              16,128,431
      Over twelve months                     688,931               5,380,514
                                     ----------------        ----------------
      Total                          $     6,502,755         $    33,424,904
                                     ================        ================

--------------------------------------------------------------------------------

NOTE  7  -  SHORT-TERM BORROWED FUNDS

                                               1996                 1995
                                         Amount     Rate      Amount     Rate
                                      -------------------- ---------------------
        At year-end

      Federal funds purchased           $       -     -     $  2,850,000 6.00%

      Securities sold under agreement

             to repurchase                8,156,145  4.16%     4,462,340  4.45
      Short-term advances from FHLB       3,000,000  5.45             -     -
                                      -------------        -------------
                                        $11,156,145  4.51%  $  7,312,340 5.05%
                                      =============        =============

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------

NOTE 7  -  SHORT-TERM BORROWINGS (CONTINUED)

                                                 1996                1995
                                           Amount      Rate    Amount     Rate

                                       -----------------------------------------
      Average for the year
      Federal funds purchased            $  1,556,126  5.68% $  1,656,616 6.08%
      Securities sold under agreement
             to repurchase                  5,763,748   4.46    3,672,203  5.16
      Short-term advances from FHLB           866,667   5.66      404,932  6.17
                                       --------------        ------------
                                         $  8,186,541  4.82% $  5,733,751 5.49%
                                       ==============        ============

      Maximum month-end balance
      Federal funds purchased           $   4,675,000       $   4,225,000
      Securities sold under agreement
             to repurchase                  8,156,145           4,462,340
      Short-term advances from FHLB         3,000,000                  -


Federal funds purchased represent unsecured overnight borrowings from other financial institutions. Securities sold under agreement to repurchase represent short-term borrowings collateralized by securities of the United States government or its agencies.

--------------------------------------------------------------------------------

NOTE  8  -  LONG-TERM DEBT

Advances from the Federal Home Loan Bank of Atlanta ("FHLB") with original maturities of one year or more consist of the following at December 31, 1996 and 1995:

              Maturing
             Year Ending    Interest
             December 31    Rate (%)              1996                 1995
             -----------    --------              ----                 ----
                1996       6.41 - 6.94    $          -          $ 1,696,552
                1997       6.41 - 6.94         621,552              621,552
                1998       6.41 - 6.94       1,596,552              596,552
                1999       6.41 - 6.94         571,552              571,552
                2000       6.41 - 6.94         471,552              471,552
             Thereafter    6.41 - 7.53       3,004,452            2,004,452
                                         --------------        -------------
                                          $  6,265,660         $  5,962,212
                                         ==============        =============

Pursuant to collateral agreements with the FHLB, advances are collateralized by all the Company's stock in FHLB and its qualifying first mortgage loans with principal balances of $43,456,511 and $40,309,515 at December 31, 1996 and 1995, respectively. Total credit available from the FHLB for short- or long-term borrowing at December 31, 1996 was $21,000,000.

--------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------

NOTE  9 -  INCOME TAX MATTERS

The components of income tax expense for the years ended December 31 are summarized as follows:

                                             1996                1995
                                             ----                ----
Current tax expense                   $   292,004         $   101,671
Deferred tax expense                      158,716              96,686
                                  ---------------      --------------
                                      $   450,720         $   198,357
                                  ================     ===============

The effective income tax rates for 1996 and 1995 were 30.5% and 20.3%, respectively. The reasons for the differences between the effective rates and income taxes computed at the statutory federal income tax rate of 34% for each of those years are as follows:

                                                        1996             1995
                                                        ----             ----
Income taxes at statutory federal rate           $   501,876      $   333,002
Increases (decreases) resulting from:
     Tax exempt interest, net                        (114,380)       (106,748)
     State income taxes, net of federal benefit       38,085                 -
     Other                                            25,139          (27,897)
                                                 -------------  ---------------
                                                 $   450,720      $   198,357
                                                 =============  ===============

Deferred tax assets and liabilities arising from temporary differences and carryforwards at December 31, 1996 and 1995 are summarized as follows:

                                                          1996         1995
                                                          ----         ----
Deferred tax assets relating to:
     Bad debt reserves                             $   311,784  $   259,176
     Income tax credit carryforwards                         -      111,693
     Charitable contributions carryforward                   -       20,995
     Deferred compensation                              16,112        9,326
     Other                                               3,589        7,487
                                                 -------------- ------------
          Total deferred tax asset                     331,485      408,677
                                                 -------------- ------------

Deferred tax liabilities relating to:
     Net unrealized gain on securities
        available for sale                           (162,547)    (329,766)
     Depreciation                                     (46,618)     (52,607)
     Deferred loans fees and costs                    (87,513)            -
     Basis difference in equity investment            (31,200)     (31,200)
                                                 -------------- ------------
          Total deferred tax liability               (327,878)    (413,573)
                                                 -------------- ------------

         Net deferred tax asset (liability)      $       3,607  $   (4,896)
                                                 ============= =============


The net deferred tax asset of $3,607 at December 31, 1996 is included in other assets on the accompanying consolidated balance sheet. The 1995 consolidated balance sheet reflects deferred tax assets of $324,870 in other assets and deferred tax liabilities of $329,766 in other liabilities.

--------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------

NOTE  10  -  COMMITMENTS AND CONTINGENCIES

Financial instruments with off-balance-sheet risk

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, lines of credit and standby letters of credit. These instruments involve elements of credit risk in excess of amounts recognized in the accompanying financial statements.

The Company's risk of loss with the unfunded loans and lines of credit or standby letters of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments under such instruments as it does for on-balance sheet instruments. The amount of collateral obtained, if any, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, real estate and time deposits with financial institutions. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Credit card commitments are unsecured. As of December 31, 1996 and 1995, outstanding financial instruments whose contract amounts represent credit risk were as follows:

                                              1996               1995
                                              ----               ----
         Commitments to extend credit     $ 13,108,188        $ 11,321,987
              Credit card commitments        1,913,015           1,579,140
              Standby letters of credit        348,388             532,760
                                          -------------      --------------
                                           $15,369,591         $13,433,887

                                          =============      ==============
Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the financial statements.

Financial instruments with concentration of credit risk

The Bank makes commercial, agricultural, real estate mortgage, home equity and consumer loans primarily in Stanly County. A substantial portion of the Bank's customers' abilities to honor their contracts is dependent on the business economy in Albemarle, North Carolina and surrounding areas. Although the Bank's loan portfolio is diversified, there is a concentration of mortgage loans in the portfolio. The Bank's policies for real estate lending require collateralization with 20% equity or that the loan be underwritten to conform to Fannie-Mae guidelines that would allow securitization and/or sale of the loans. Lending policy for all loans requires that they be supported by sufficient cash flows. Credit losses related to this real estate concentration are consistent with credit losses experienced in the portfolio as a whole.

--------------------------------------------------------------------------------

NOTE  11 -  RELATED PARTY TRANSACTIONS

In the normal course of business, certain directors and executive officers of the Company, including their immediate families and companies in which they have a 10% or more beneficial interest, were loan customers. Loans to such groups totaled $2,727,314 and $4,234,445 at December 31, 1996 and 1995 as summarized below.

                                                                1996                1995
                                                                ----                ----
         Balance, beginning                                 $  4,234,445        $  2,882,749
         Loans made                                            7,771,662           2,907,724
         Payments received                                    (7,976,645)         (2,140,410)
         Changes in composition                               (1,302,148)            584,382
                                                           ---------------     ---------------
         Balance, ending                                    $  2,727,314        $  4,234,445
                                                           ===============     ===============

-------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------

NOTE 12  -  REGULATORY RESTRICTIONS

The Company and its subsidiary, Bank of Stanly, are subject to certain requirements imposed by state and federal banking statutes and regulations. These requirements, among other things, establish minimum levels of capital, restrict the amount of dividends that may be distributed, and require that reserves on deposit liabilities be maintained in the form of vault cash or noninterest-bearing deposits with the Federal Reserve Bank.

North Carolina law prohibits Stanly Capital Corp from making any distributions to shareholders, including the payment of cash dividends, which would render it insolvent or unable to meet its obligations as they become due in the ordinary course of business. At December 31, 1996, Stanly Capital Corp had consolidated shareholders' equity of $11,303,405.

As a North Carolina banking corporation, the subsidiary bank may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. As of December 31, 1996, the bank had undivided profits of $4,605,721 and total capital of $11,179,363.

The Company and its subsidiary bank are subject to federal regulatory risk-based capital guidelines for banks and bank holding companies. Both must meet specific capital guidelines that involve quantitative measure of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices which measure Total and Tier 1 Capital to risk- weighted assets and Tier 1 Capital to average assets. Quantitative measures established by regulation to ensure capital adequacy and the Company's consolidated capital ratios are set forth in the table below. The Company expects to meet or exceed these minimums without altering current operations or strategy.

                                                       Adequately        Well
                                             Actual  Capitalized   Capitalized
   ---------------------------------------------------------------------------

   As of December 31, 1996:

   Total  Capital  (to risk weighted assets)  14.0%       8%           10%
   Tier 1 Capital  (to risk weighted assets)  12.8        4             6
   Tier 1 Capital  (to average assets)         8.2        4             5


   As of December 31, 1995:

   Total  Capital  (to risk weighted assets)  14.7%        8%          10%
   Tier 1 Capital  (to risk weighted assets)  13.5         4            6
   Tier 1 Capital  (to average assets)         9.4         4            5

   ---------------------------------------------------------------------------

As of December 31, 1996, the most recent notification from the FDIC categorized the bank subsidiary as adequately capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

For the reserve maintenance period in effect at December 31, 1996, the subsidiary bank was required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank in the aggregate amount of $763,000 as reserves on deposit liabilities.

--------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------

NOTE  13  -  STOCK MATTERS

On December 5, 1996, the Company issued a 3% stock dividend to shareholders of record on November 15, 1996. Based on the number of common shares outstanding on the record date, the Company issued 62,698 new shares and paid $4,883 cash-in-lieu of fractional shares resulting from the stock dividend. On December 6, 1995 the Company issued a 3% stock dividend to shareholders of record on November 21, 1995. Based on the number of common shares outstanding on the record date, the Company issued 61,465 new shares and paid $3,434 cash-in-lieu of fractional shares resulting from the stock dividend. All references to number of shares and price per share in the information presented below regarding stock options have been adjusted to reflect the above-described stock dividends.

During 1996 the Company adopted the 1996 Employee Stock Option Plan, under which options to purchase an aggregate of 212,400 shares of the Company's common stock may be granted to officers and other full-time key employees of the Company and its subsidiaries. Employees may exercise their options in established increments according to vesting schedules, and the options will expire if not exercised within ten years of the date of grant. Option prices under the plan shall not be less than the fair market value of the stock at the date of grant. During 1996 the Company granted options for the purchase of 144,687 shares under this plan. The fair value of each option grant is estimated on the grant date using an option-pricing model with the following assumptions for grants in 1996: dividend yield of 2%, risk-free interest rate of 6%, and expected lives of seven years for the options.

Under a prior Incentive Stock Option Plan, various grants were awarded during the period from October 1985 through January 1990. All options granted under that plan have been exercised except for options to purchase 1,442 shares which are exercisable in 1997. No additional options may be granted under this plan.

Summaries of the status of the Company's stock option plans as of December 31, 1996 and the changes during 1996 and 1995 are presented below:

                          Outstanding Options           Exercisable Options
                   ------------------------------  -----------------------------
                               Per Share    Total             Per Share  Total
Year of   Year of    Number    Exercise   Exercise    Number   Exercise Exercise
 Grant  Expiration Outstanding   Price      Price  Outstanding   Price   Price
 -----  ---------- -----------   -----      -----  -----------   -----   -----

  1987     1997          1,442 $ 3.469  $    5,002      1,442  $ 3.469  $  5,002
  1996     2006        139,378   5.825     811,877     19,663    5.825   114,537
                  ------------          ---------- -----------         ---------
                       140,820          $  816,879     21,105          $ 119,539
                  ============          ========== ===========         =========


                                       1996                    1995
                                ---------------------  ----------------------
                                           Weighted              Weighted
                                           Average               Average
                                   Number  Exercise     Number   Exercise
                                 of Shares  Price     of Shares   Price
                                ---------- ----------  -------- --------------
Balance at the beginning of
    the year                        38,983     $4.283    71,106      $3.607
Options granted                    144,687      5.832         -        -
Options exercised                  (42,850)     4.524   (32,123)      2.786
                                -----------            ---------
Balance at the end of the year     140,820     $5.801    38,983      $4.283
                                ===========            =========

Total options exercisable at
   end of year                      21,105               38,983
                                ===========            =========
Weighted average fair value
  of options granted during
  the year                           $1.20
                                ===========

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------

NOTE 13  -  STOCK MATTERS (CONTINUED)

--------------------------------------------------------------------------------
If the Company had used the fair value based method of accounting for its employee stock options, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost included in determining net income for the year ended December 31, 1996 would have increased by approximately $54,000, resulting in net income and net income per common share for the year of $971,389 and $.45, respectively.
--------------------------------------------------------------------------------

NOTE 14  -  ASSOCIATE BENEFIT/ DIRECTORS DEFERRED COMPENSATION PLANS

1996 Employee Stock Purchase Plan

On April 23, 1996, the Company adopted an employee stock purchase plan under
Section 423 of the Internal Revenue Code which provides for the periodic grant of options to purchase shares of the Company's common stock to eligible employees of the Company and its subsidiaries. The purchase price for each separate grant will be a percentage of the fair market value of a share of common stock on the date of grant as set by a committee designated by the Board of Directors. Under this plan, the Company may grant up to an aggregate of 63,720 shares. The plan was implemented January 1, 1997 for a term of two years.

Employees' Savings Plus and Profit Sharing Plan

The Company has established an associate tax deferred savings plan under Section 401(k) of the Internal Revenue Code of 1986. All associates are eligible to participate upon completion of one year of employment.

The Company's annual contribution to the plan was $104,876 in 1996 and $93,905 in 1995, determined as follows:

    o One percent of each participant's compensation.

    o A matching contribution equivalent to 100% of the first 5% of each associate's compensation contributed to the plan.

    o A discretionary contribution, subject to approval by the Board of Directors, limited to an amount not to exceed the maximum amount deductible for income tax purposes.

Directors' Deferred Compensation Plan

The Company has established a Directors Deferred Compensation Plan in accordance with the laws of the State of North Carolina. Each Director may elect to defer receipt for services rendered to the Corporation as a Director during the term of his or her service by entering into a written deferred compensation election. The balance in deferred directors compensation was $41,312 and $23,912 at December 31, 1996 and 1995, respectively.

--------------------------------------------------------------------------------

NOTE 15  -  NEW ACCOUNTING PRONOUNCEMENTS

In June 1996, the Financial Accounting Standards Board ("FASB") issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. Those standards are based on consistent application of a financial components approach that focuses on control. Under the financial components approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement supercedes SFAS No. 122 and is effective, as originally issued, for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," which defers for one year the application of SFAS No. 125 to certain transactions. SFAS No. 125, as amended, is not expected to have a material impact on the Company's financial statements.
--------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------

NOTE 16  -  FAIR VALUES OF FINANCIAL INSTRUMENTS AND INTEREST RATE RISK

The following table reflects a comparison of carrying amounts and the estimated fair value of the financial instruments as of December 31.

                                              1996                 1995
                                     ---------------------   -----------------
                                     Carrying    Estimated  Carrying Estimated
     (In thousands)                   Amount    Fair Value   Amount  Fair Value
     ------------------------------------------ ------------------------------

     FINANCIAL ASSETS

     Cash and cash equivalents            4,883 $    4,883$    3,454$    3,454
     Securities available for sale       25,220     25,220    23,114    23,114

     Variable rate loans                 59,860     59,860    52,521    52,521
     Other loans                         40,992     40,908    38,427    38,833
                                      --------- ------------ -----------------
            Total loans                 100,852    100,768    90,948    91,354
                                      --------- ------------ ------------------
     Accrued interest receivable            858        858       866       866
     ------------------------------------------ ------------ ------------------

     FINANCIAL LIABILITIES

     Deposits

        Variable rate, payable
           on demand                  $  64,672  $  64,672 $  57,950 $  57,950
        Fixed-rate time certificates
           of deposit                    39,927    39,969     37,844    38,186
                                      --------- ------------ ------------------
            Total deposits              104,599   104,641     95,794    96,136
                                      --------- ------------ ------------------
     Short-term borrowing                11,156     11,156     7,312     7,312
     Long-term debt                       6,266     6,349      5,962     6,218
     Accrued interest payable               176        176       165       165
     ------------------------------------------ ------------- -----------------

At December 31, 1996 the Bank had outstanding standby letters of credit and commitments to extend credit. These off-balance sheet financial instruments are generally exercisable at the market rate prevailing at the date the underlying transaction will be completed, and, therefore, they were deemed to have no current fair market value. See Note 10.

It should be noted that the estimated fair values disclosed in this table do not represent market values of all assets and liabilities of the Company and should not be interpreted to represent the underlying value of the Company.

Interest Rate Risk

The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, fair values of the Company's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are more likely to prepay in a rising rate environment and less likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company's overall interest rate risk.

--------------------------------------------------------------------------------

                       STANLY CAPITAL CORP AND SUBSIDIARY

                             SELECTED FINANCIAL DATA

        In Thousands Except Per Share And Shares Outstanding Information

--------------------------------------------------------------------------------
                                1996       1995       1994       1993      1992
                                ----       ----       ----       ----      ----
Summary of Operations
Interest Income             $ 10,040   $  8,913   $  7,692   $  7,025   $ 7,467
Interest Expense               4,511      4,051      3,008      2,589     3,105
                           ---------- ---------- ---------  ---------  --------
Net Interest Income            5,529      4,862      4,684      4,436     4,362
Provision for Loan Losses        137         77        181        185       375
Noninterest Income             1,361      1,183        270      1,183     1,284
Noninterest Expense            5,277      4,988      4,551      4,116     3,949
Income taxes                     451        199       (38)        303       355
                           ---------- ---------- ---------  ---------  --------
Net Income                   $ 1,025    $   781   $    260   $  1,015   $   967
                           ========== ========== ========== ========== =========
Per Common Share
Net Income (1)               $   .47    $   .36    $   .12   $    .46   $   .44
Cash dividends                   .10        .09        .09        .08         -
Book Value (1)                  5.20       4.99       4.34       4.71      4.14

Weighted Average Shares
   Outstanding (1)         2,183,342  2,199,550  2,217,308  2,212,846 2,198,619

--------------------------------------------------------------------------------
                                1996       1995       1994       1993      1992
                                ----       ----       ----       ----      ----
Selected year-end balances
Assets                      $133,876   $120,839   $112,124   $102,383   $94,506
Loans                        100,852     90,948     80,074     69,171    63,680
Securities                    25,220     23,114     23,543     26,596    24,770
Deposits                     104,599     95,794     93,235     84,469    82,729
Borrowed funds                17,421     13,275      8,886      7,161     2,225
Shareholders' equity          11,303     10,913      9,724     10,413     9,147

Selected average balances
Assets                      $128,193   $113,535   $108,972   $ 97,905   $92,866
Loans                         97,201     82,630     75,657     65,880    58,908
Securities                    23,594     23,916     25,833     25,398    26,339
Deposits                      90,026     80,968     80,068     75,674    75,673
Borrowed funds                14,893     11,891      8,451      3,664     1,053
Shareholders' equity          11,123     10,445     10,278      9,789     8,551

--------------------------------------------------------------------------------
1) Net income per share, book value per share, weighted average shares outstanding and shares outstanding at year-end for 1992 through 1995 have been adjusted to reflect 3% stock dividends issued in 1996, 1995, 1994 and 1993.

                       STANLY CAPITAL CORP AND SUBSIDIARY

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                   ----------

OPERATING RESULTS AND THE COMPANY'S FINANCIAL CONDITION ARE PRESENTED IN THE FOLLOWING NARRATIVE AND FINANCIAL TABLES. THE COMMENTS ARE INTENDED TO SUPPLEMENT AND SHOULD BE REVIEWED IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED FOOTNOTES APPEARING ON PAGES 5 - 24. REFERENCES TO CHANGES IN ASSETS AND LIABILITIES REPRESENT END OF PERIOD BALANCES UNLESS OTHERWISE NOTED.

EARNINGS OVERVIEW

Stanly Capital Corp (the "Company") produced record earnings exceeding $1.0 million in 1996 and generated another year of continued growth and development. The Company's growth is particularly strong when compared to the slow economic development in its service area, which is relatively flat. Assets at December 31, 1996 were $133.9 million, an increase of 10.8% compared to $120.8 million one year ago.

Net income in 1996 reflected an increase of 31.2% compared to 1995 earnings and produced per share earnings of $.47 compared to $.36 in the prior year. Growth in net interest income, supported by an increase in non-interest revenues accounted for the earnings increase.

Net income for the years ended 1996 and 1995 and certain key financial performance ratios are reflected below:

                                                1996                 1995
  ------------------------------------------------------------------------

    Net Income                          $  1,025,389           $  781,059
    Return on average assets                    .80%                 .69%
    Return on average equity                   9.22%                7.48%
    Average equity to average assets           8.68%                9.20%
    Dividend payout ratio                     21.10%               24.28%
  ------------------------------------------------------------------------

The Company has managed to achieve good performance while developing its strategy to remain a strong, viable financial institution. At a time when other banks were showing record earnings, the Company strategically moved to invest in technology in order to develop new and enhanced services. This development, which began in 1993, has provided the capacity to grow the organization and leverage the high cost of delivering competitive services. Management believes this strategy will enable the Company to remain competitive with larger institutions and allow its service area to enjoy the benefits of a local financial institution and the strength its capital investment provides to the community.

NET INTEREST INCOME

The Company's major source of revenue is net interest income, which is the excess of interest income earned on loans and securities over interest expense paid on deposits and borrowings. Net interest income, as reflected on the consolidated income statement, increased $667 thousand or 13.7% for the year ended December 31, 1996, as compared with the prior year. This improvement can be attributed primarily to the increase in interest income generated by growth in the loan portfolio. Yield on loans during 1996 was 8.80% compared to 8.98% in 1995, resulting from a small market rate decline in early 1996 and slightly higher rates in 1995 compared to 1996.

Securities available for sale produced income of $1.4 million, which reflected a yield of 6.92% on a tax equivalent basis, during the twelve months of 1996 compared to $1.5 million, a tax equivalent yield of 6.96%, during the same period of 1995.

Interest expense on deposits increased by $360 thousand or 10.8% due to higher balances. The weighted average rate paid on all interest-bearing deposits was 4.09% in 1996 compared to 4.11% in 1995.

                       STANLY CAPITAL CORP AND SUBSIDIARY

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                   ----------

The cost of short-term borrowed funds increased $79 thousand or 25.1%, due to an increase of $2.5 million in the average outstanding balance in federal funds purchased, securities sold under repurchase agreements and short-term borrowings from the Federal Home Loan Bank. Interest expense paid on long-term debt increased $20 thousand, due to increase in average balances outstanding.

After experiencing several periods of small net interest margin declines, the Company's net interest margin, the difference between the tax-equivalent yield on earning assets and the rate paid on funds to support those assets, remained stable during 1996 and 1995. Other financial institutions have also experienced past and present declines in net interest margin due to the competitive nature of the financial services industry and periods of interest rate changes. The Company has been pleased with its ability to manage the mix and pricing of its interest-bearing assets and liabilities to minimize the effect of interest rate changes on its balance sheet and the resulting net interest income. There were no wide swings in interest rates during 1996 or 1995 and rate changes in these periods did not significantly impact the margin.

Financial Table 1 presents a detailed analysis of the components of the Company's net interest income. The exhibit discloses the dollar change in average assets and liabilities along with the associated changes in yields and interest income and expense. Net interest margin on a tax equivalent basis was 4.70% and 4.73% in 1996 and 1995, respectively, as reflected in the table.

BALANCE SHEET ANALYSIS

With a continued moderate interest rate environment, loan demand remained strong in 1996, primarily in mortgage and commercial loans. Gross outstanding loans at December 31, 1996 totaled $100.9 million, $9.9 million greater than at December 31, 1995 representing an increase of 10.9%. During December 1996 the Bank securitized a $4.9 million pool of mortgage loans with FannieMae and these previous loans balances moved into investments on the balance sheet. When this transaction is considered, loan production in 1996 totaled $14.8 million, an increase of 16.3%.

Investment securities, including net unrealized gains, totaled $25.2 million at December 31, 1996 compared to $23.1 million at this period end in 1995, an increase of $2.1 million.

Although deposit and economic growth has been relatively flat in its service area, the Company attracted local funds totaling $12.5 million, composed of an increase in deposits of $8.8 million and increase in securities sold to customers under repurchase agreement in the amount of $3.7 million during 1996 compared 1995, reflecting percentage growth of 12.5%.

Other sources of funds consisting of federal funds purchased and advances from Federal Home Loan Bank increased $454 thousand during this period, providing additional funding for the interest-earning asset growth. loans.

NONPERFORMING ASSETS

Nonperforming assets, composed of nonaccrual loans and foreclosed real estate, remain at a level below the peer group averages, reflective of the Company's ongoing commitment to maintaining asset quality. Nonaccrual loans at December 31, 1996 were $332 thousand and represented .33% of outstanding loans compared with $180 thousand reflecting a ratio of .20% at December 31, 1995. Foreclosed real estate totaled $85 thousand at year end 1996 and year end 1995.

                       STANLY CAPITAL CORP AND SUBSIDIARY

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                   ----------

PROVISION AND ALLOWANCE FOR LOAN LOSSES

The Company uses a rating method to determine an adequate level of provision for loan losses which additionally provides early detection of problem loans. This identification process begins with management's assessment of credit reviews, payment histories of borrowers, loan-to-value ratio, and identified weakness in the credit. The loans are graded and management establishes a standard percentage to reserve for each rating. Included in the calculation are loans previously identified by examiners as loss, doubtful or substandard.

The transactions in the allowance for loan losses are summarized in the Note 4 to the consolidated financial statements. The ratio of net charge-offs to average loans is currently an excellent ratio compared to bank peers reflecting
 .06% in 1996 and .03% in 1995.

The amount of provision expensed during 1996 was $137 thousand compared to $77 thousand for the same period in 1995. This increase is due mainly to the growth experienced in the loan portfolio.

NONINTEREST INCOME

Total noninterest income, exclusive of securities gains (losses), increased by $179 thousand in the twelve months ended December 31, 1996 compared to this period in 1995, an increase of 15.1%.

The main component, service charges on deposit accounts, amounted to $901 thousand in 1996 compared to $775 thousand in 1995. This represents an increase of $126 thousand or 16.3% resulting from new products, growth in deposit accounts and increased fees.

Another factor with some significant influence to this category is the Bank's brokerage and insurance subsidiaries, which contributed commission and fee income of $244 thousand in 1996 and $223 thousand in 1995, and also the sale of foreclosed property, which resulted in a gain of $7 thousand and a loss of $31 thousand in these periods, respectively.

NONINTEREST EXPENSE

For the twelve months ended December 31, 1996 compared to the same period of 1995, noninterest expenses increased by $289 thousand, reflecting a moderate percentage increase of 5.8%. The increase is due primarily to increased personnel expense and normal increases in operating expenses.

Total personnel expense grew $276 thousand or 12.2%. Salaries expense increased $252 thousand, due largely to higher base salaries, additional staff, and increase in incentive pay plans. Employee benefits were up $24 thousand or 5.9% associated to the growth in salaries.

Data processing costs increased by $12 thousand or 2.4% in 1996 compared to 1995. Occupancy expenses have been relatively stable reflecting expenses of $221 thousand and $212 thousand in the two periods, respectively. Equipment expense, which includes the cost of depreciation and maintenance associated with furniture, network computers and other equipment and amortization of software, reflected an increase of $22 thousand or 5.3%.

Remaining combined categories of noninterest expense declined by $30 thousand or 1.8%. Expenses for professional fees, which includes accounting, consulting and legal expenses, decreased by $46 thousand or 14.8%. The cost of FDIC insurance premiums declined from $102 in 1995 to $2 in 1996 contributing to the overall decline for this group of expenses. Marketing, including the cost of advertising, sales promotion, public relations, donations and business development, totaled $205 thousand in 1996 compared to $178 thousand in 1995, an increase of $27 thousand. Other expenses, not individually itemized, increased a total of $91 thousand when comparing the two periods.

                       STANLY CAPITAL CORP AND SUBSIDIARY

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                   ----------

CAPITAL RESOURCES

The Company continues to maintain strong capital ratios that will support additional asset growth. As of December 31, 1996 and 1995, capital as a percentage of total assets was 8.4%, which exceeds the Company's strategic goal of maintaining this ratio at 8%. The capital position, which is maintained through the retention of earnings and controlled growth, remains strong.

Regulatory agencies divide capital into Tier I (consisting of shareholders' equity less ineligible intangible assets) and Tier II (consisting of the allowable portion of the reserve for loan losses and certain long-term debt) and measure capital adequacy by applying both capital levels to a banking company's risk-adjusted assets and off-balance sheet items. Regulatory requirements presently specify that Tier I capital should exclude the market appreciation or depreciation of securities available-for-sale arising from valuation adjustments under FASB 115. In addition to these capital ratios, regulatory agencies have established a Tier I leverage ratio which measures Tier I capital to average assets less ineligible intangible assets.

Regulatory guidelines require a minimum of total capital to risk-adjusted assets ratio of 8 percent with one-half consisting of tangible common shareholders' equity and a minimum Tier I leverage ratio of 3 percent. Banks which meet or exceed a Tier I ratio of 6 percent, a total capital ratio of 10 percent and a Tier I leverage ratio of 5 percent are considered well capitalized by regulatory standards.

At December 31, 1996, the Company's Tier I to risk-adjusted assets ratio was 12.92% with total capital at 14.1% of risk-adjusted assets and Tier I leverage ratio at 8.33%. The Company expects to continue to exceed these minimums without altering current operations or strategy.

DIVIDENDS

During 1996 the Board of Directors of Stanly Capital Corp declared a cash dividend of $.10 per share compared to the cash dividend of $.09 in 1995. A 3% stock dividend, which increases each shareholder's investment in the Company, was declared in both years.

INCOME TAX EXPENSE

Income taxes computed at the statutory rate are reduced primarily by the eligible amount of interest earned on state and municipal securities. Income tax expense calculated for 1996 totaled $451 thousand, an effective tax rate of 30.5%. During 1995 the Company experienced some tax benefit from the completion of bond sales transactions recognized as securities losses in December 1994. The effective tax rate in 1995 was 20.3%.

IMPACT OF INFLATION AND CHANGING PRICES

The consolidated financial statements and accompany footnotes have been prepared in accordance with generally accepted accounting principles (`GAAP"), which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The assets and liabilities of the Company are primarily monetary in nature and changes in interest rates have a greater impact on the Company's performance than do the effects of inflation.

LIQUIDITY

Liquidity, the ability to raise cash when needed without adversely impacting profits, is managed primarily by the selection of asset mix and the maturity mix of liabilities. Maturities and the marketability of securities and other funding sources provide a source of liquidity to meet deposit fluctuations. Maturities in the securities portfolio, presented in Note 2, are supported by cash flows from mortgage-backed securities that have longer-term contractual maturities.

                       STANLY CAPITAL CORP AND SUBSIDIARY

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                   ----------

Other funding sources currently include $9 million in federal funds lines of credit from correspondent banks and a $21 million line of credit from the Federal Home Loan Bank. The Company can also borrow from the Federal Reserve Bank discount window. Growth in deposits is typically the primary source of funding for loans, supported by long-term credit available from the Federal Home Loan Bank.

At December 31, 1996 none of the Company's federal funds lines were being used. Advances from the Federal Home Loan Bank at that date were $3.0 million in short-term borrowings and $6.3 million in long-term debt.

INTEREST RATE SENSITIVITY

The major component of income for Stanly Capital Corp is net interest income, the difference between yield earned on assets and interest paid on liabilities. This differential or margin can vary over time as changes in interest rates occur. The volatility of changes in this differential can be measured by the timing (or repricing) difference between maturing assets and liabilities.

To identify interest rate sensitivity, a common measure is a gap analysis which reflects the difference or gap between rate sensitive assets and liabilities over various time periods. Gap analysis at December 31, 1996 is reflected in Financial Table 3. While management reviews this information, it has implemented the use of a simulation model which calculates expected net interest income based on projected interest-earning assets, interest-bearing liabilities and interest rates and provides a more relevant view of interest rate risk than traditional gap tables. The simulation allows comparison of flat, rising and falling rate scenarios to determine sensitivity of earnings to changes in interest rates. The model reflects that a fluctuation in rates of 2.00% would impact margin by less than 2%.

The principal goals of the Company's asset liability management are the maintenance of adequate liquidity and the management of interest rate risk. Interest rate risk management attempts to balance the effects of interest rate changes on interest-sensitive assets and liabilities to protect net interest income from wide fluctuations that could result from changes in interest rates. The Asset Liability Management Committee monitors market changes in interest rates and assists with pricing loans and deposit products consistent with funding source needs and asset growth projections.

                       STANLY CAPITAL CORP AND SUBSIDIARY

                                FINANCIAL TABLES

FINANCIAL TABLE 1

AVERAGE BALANCE AND
YIELD INFORMATION                                       1996                                         1995
 (in thousands)
                                                       Interest       Average                       Interest       Average
                                      Average          Income/         Yield/        Average        Income/        Yield/
                                      Balance          Expense        Rate (1)       Balance        Expense        Rate (1)
                                     -----------------------------------------------------------------------------------------
    INTEREST EARNING ASSETS
    Taxable securities                 $   17,679      $ 1,095           6.19%      $   18,034      $ 1,120          6.21%
    Non-taxable securities                  5,915          350           9.10%           5,882          354          9.26%
    Short-term investments                    753           43           5.71%             271           17          6.27%
    Loans, gross     (2)                   97,201        8,552           8.80%          82,630        7,422          8.98%
                                     -----------------------------------------------------------------------------------------
    Total interest-earning assets         121,548       10,040           8.41%         106,817        8,913          8.52%
                                     -----------------------------------------------------------------------------------------
    NON-EARNING ASSETS
    Cash and due from banks                 3,761                                        3,472
    Premises and equipment, net             2,069                                        2,050
    Interest receivable and other             815                                        1,196
                                     ------------                                 ------------
    Total non-earning assets                6,645                                        6,718
                                     ------------                                 ------------

    Total assets                        $ 128,193                                    $ 113,535
                                     ============                                 ============

    INTEREST-BEARING LIABILITIES

    Savings deposits                   $   27,050     $  1,100           4.07%      $   19,831     $    836          4.22%
    Transaction and MMDA deposits          23,153          462           2.00%          23,041          510          2.21%
    Other time deposits                    39,823        2,124           5.33%          38,096        1,979          5.19%
                                     -----------------------------------------------------------------------------------------
       Total deposits                      90,026        3,686           4.09%          80,968        3,325          4.11%
    Short-term borrowed funds               8,187          394           4.82%           5,734          315          5.49%
    Long-term debt                          6,706          431           6.43%           6,157          411          6.68%
                                     -----------------------------------------------------------------------------------------
    Total interest-bearing                104,919        4,511           4.30%          92,859        4,051          4.36%
      liabilities
                                     -----------------------------------------------------------------------------------------
    NONINTEREST LIABILITIES
    Transaction deposits, interest
      payable and other                    12,151                                       10,231
                                     ------------                                 ------------
    Total liabilities                     117,070                                      103,090
                                     ------------                                 ------------
    SHAREHOLDERS' EQUITY                   11,123                                       10,445
                                     ------------                                 ------------
    Total liabilities and
      shareholders' equity              $ 128,193                                    $ 113,535
                                     ============                                 ============
    INTEREST RATE SPREAD                                                 4.11%                                       4.16%

    NET INTEREST INCOME AND
      NET INTEREST MARGIN                              $ 5,529           4.70%                      $ 4,862          4.73%
                                                      =========                                   ==========

1) Yields related to securities and loans exempt from federal and/or state income taxes are stated on a fully tax-equivalent basis, assuming a 35% tax rate.

2) Nonaccrual loans are included in loans, net of unearned income.

                       STANLY CAPITAL CORP AND SUBSIDIARY

                                FINANCIAL TABLES

FINANCIAL TABLE 2

AVERAGE BALANCE SHEETS
AND YIELD INFORMATION

   (In thousands)

                               1996 Compared to 1995

-------------------------------------------------------------------------

                                 Income/                 Variance
                                 Expense             Attributable to
                                 Variance          Volume         Rate
                                ------------------------------------------

EARNING ASSETS

Taxable securities              $      (25)     $      (22)     $      (3)
Non-taxable securities                  (4)              2             (6)
Short-term investments                  26              29
Loans, gross                         1,130           1,295           (165)
                                -----------    ------------    -----------

Total earning assets                 1,127           1,304           (177)
                                -----------    ------------    -----------


INTEREST-BEARING LIABILITIES

Savings deposits                       264             299            (35)
Transaction and MMDA deposits          (48)              2            (50)
Other time deposits                    145              91             54
Short-term borrowed funds               79             126            (47)
Long-term debt                          20              37            (17)
                                -----------    ------------    -----------
Total interest-bearing
   liabilities                         460             555            (95)
                                -----------    ------------    -----------
NET INTEREST INCOME             $      667      $      749     $      (82)
                                ===========    ============    ===========


-------------------------------------------------------------------------

The above table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (I) changes attributable to volume (changes in volume multiplied by the prior period's rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period's volume), and (iii) net change (the sum of the previous columns). The change attributable to both rate and volume (changes in rate multiplied by changes in volume) has been allocated equally to both the changes attributable to volume and the changes attributable to rate.

                       STANLY CAPITAL CORP AND SUBSIDIARY

                                FINANCIAL TABLES

FINANCIAL TABLE 3
INTEREST RATE GAP
(In thousands)

                            1 - 90           3 - 6           6 - 12           1 - 5          Non-sensitive
                             days            months           months          years         and over 5 yrs.        Total
---------------------------------------------------------------------------------------------------------------------------
EARNING ASSETS
Due from banks                    299               -               -                 -                 -              299
Investment securities           1,200             252              452             6,977           15,028           23,909
FHLB and other stock                -               -               -                 -             1,311            1,311
Variable rate loans            56,547             917              900               812                -           59,176
Fixed rate loans                2,910           1,432            2,896            16,388           18,050           41,676
                        --------------  --------------  ---------------   ---------------  ---------------  ---------------
 Total earning assets          60,956           2,601            4,248            24,177           34,389          126,371
                        --------------  --------------  ---------------   ---------------  ---------------  ---------------
INTEREST-BEARING
   LIABILITIES
Deposits                       58,672          10,731            8,750             6,062            7,532           91,747
Short-term borrowed funds      11,156               -                -                 -                -           11,156
Long-term debt                    474              24              123             4,063            1,582            6,266
                        --------------  --------------  ---------------   ---------------  ---------------  ---------------
Ttal interest bearing
   liabilities                 70,302          10,755            8,873            10,125            9,114          109,169
                        --------------  --------------  ---------------   ---------------  ---------------  ---------------

Interest rate gap             (9,346)         (8,154)          (4,625)            14,052           25,275

Cumulative gap                (9,346)        (17,500)         (22,125)           (8,073)           17,202

RATIOS
Cumulative gap to
 total earning assets           (.07)           (.14)            (.18)             (.06)              .14
Cumulative rate
sensitive assets to rate
sensitive liabilities            .87             .78              .75               .92              1.16
----------------------------------------------------------------------------------------------------------

                               STANLY CAPITAL CORP
                               BOARD OF DIRECTORS

WILLIAM S. ALDRIDGE, JR.                 W. KERMIT EFIRD                           PAMELA S. MORTON
Manager, Secretary-Treasurer &           President                                 Principal - Endy Elementary
  Co-owner                               Rocky River Springs Fish House, Inc.         School
Stanly Funeral Home, Inc.                (Restaurant)

CYNTHIA H.  BEANE                        JAMES L. HARRIS                           JOHN P. MURRAY, M.D.
Certified Public Accountant              Retired-Specialty Sales Manager           Physician - Albemarle Ear,
Cynthia H. Beane, Proprietor             Southwire Company                            Nose and Throat
                                         (Electrical wire and cable
                                            manufacturer)

BARTON D. BURPEAU, JR.                   ERIC M. JOHNSEN, M.D.                     CATHERINE A. PICKLER
Special Agent                            President                                 Homemaker & Community
North Carolina State Bureau of           Stanly Family Care Clinic                    Volunteer
   Investigation                         (Physician)

WILLIAM F. CLAYTON                       JERRY J. LONG                             B. A. SMITH
Cost Office Supervisor                   President, Secretary & Co-owner           Retired - Pilot and Base
Aluminum Company of America              Long's Diamond Broker                     Commander, United States
(Aluminum products manufacturer)         Previously Long's Jewelers, Inc.             Air Force
                                         (Retail jewelry company)

JOHN J. EARNHARDT, JR.                   W. CHESTER LOWDER                         BOYCE E. THOMPSON
President                                Director of Field Services -              Treasurer
C.K. Earnhardt & Son, Inc.               N.C. Farm Bureau Federation               Stanly Fixtures Company, Inc.
(Asphalt paving)                         President                                 (Store fixtures manufacturer)
                                         Fork L Farm Inc.

G. CHAD EFIRD                            JAMES R. MAUNEY, SR.                      DOUGLAS V. WADDELL
Retired-Technical Supervisor             Retired-President and Owner               Retired-Automotive Department
Aluminum Company of America              Mauney Feed Mill                             Manager
(Aluminum products manufacturer)         (Feed, fertilizer and grain sales)        Sears Roebuck and Co
---------------------------------------- ----------------------------------------- ------------------------------------

                               EXECUTIVE OFFICERS

      ROGER L. DICK                                  TAMARA M. SINGLETARY

      President/Chief Executive Officer              Executive Vice President-Investor Relations
      Stanly Capital Corp and Bank of Stanly         Stanly Capital Corp

      JACQUELINE S. JERNIGAN                         THOMAS H. SWARINGEN

      Executive Vice President-Retail Banking        Executive Vice President-Credit Administration
      Bank of Stanly                                 Bank of Stanly

      DAWN L. MELTON
      Executive Vice President-Technology
      Stanly Capital Corp
</TABLE


                                       35



******************************************************************************

                                    APPENDIX


                               STANLY CAPITAL CORP


                             167 NORTH SECOND STREET
                         ALBEMARLE, NORTH CAROLINA 28001


                              APPOINTMENT OF PROXY
                         SOLICITED BY BOARD OF DIRECTORS

         The undersigned hereby appoints Roger L. Dick, Dawn L. Melton and
Tamara M. Singletary (the "Proxies"), or any of them, as attorneys and proxies, with power of substitution, to vote all outstanding shares of the common stock of Stanly Capital Corp (the "Company") held of record by the undersigned on March 7, 1997, at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North
Carolina, at 7:30 p.m. on April 22, 1997, and at any adjournments thereof:

1. AMENDMENT OF ARTICLE I OF ARTICLES OF INCORPORATION: Proposal to change the name of the company from Stanly Capital Corp to "Uwharrie Capital
         Corp".

         [ ] FOR           [ ]  AGAINST         [ ]  ABSTAIN


2. ELECTION OF DIRECTORS: Proposal to elect seven directors of the Company for the terms as indicated or until their successors are duly elected and qualified.

         [ ]  FOR ALL NOMINEES LISTED BELOW      [ ] WITHHOLD AUTHORITY
             (EXCEPT AS INDICATED OTHERWISE          TO VOTE FOR ALL NOMINEES
              BELOW)                                 LISTED BELOW

         NOMINEES:         Two year term:      CYNTHIA H. BEANE

                           Three year term:    JOE S. BROOKS, RONALD T.
                                               BURLESON, JAMES F. LINK, D.V.M.,
                                               KENT E. NEWPORT, GEORGE T.
                                               REAVES, A. JAMES RUSSELL

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided.)



3.       RATIFICATION  OF APPOINTMENT  OF INDEPENDENT  PUBLIC  ACCOUNTANTS:
         Proposal to ratify the appointment of Dixon, Odom & Co., L.L.P. as the Company's independent accountants for 1997.

         [ ] FOR           [ ]  AGAINST         [ ]  ABSTAIN


4. OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.





         THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY
THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE
OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES "FOR" THE ELECTION OF EACH OF
THE NOMINEES LISTED IN PROPOSAL 2 ABOVE AND "FOR" PROPOSALS 1 AND 3 ABOVE. IF,
AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 2
FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS
DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR
NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS
EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT
OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING
THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.




                                            Date:                        , 1997



                                                                         (SEAL)
                                            (Signature)


                                                                         (SEAL)
                                            (Signature, if shares held jointly)

                                            INSTRUCTION: PLEASE SIGN ABOVE
                                            EXACTLY AS YOUR NAME APPEARS ON THIS
                                            APPOINTMENT OF PROXY. JOINT OWNERS
                                            OF SHARES SHOULD BOTH SIGN.
                                            FIDUCIARIES OR OTHER PERSONS SIGNING
                                            IN A REPRESENTATIVE CAPACITY SHOULD
                                            INDICATE THE CAPACITY IN WHICH THEY
                                            ARE SIGNING.


                PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS
                      PROXY CARD IN THE ENCLOSED ENVELOPE.


